                                                                    EXHIBIT 10.8

                          EQUITY AND WARRANT AGREEMENT

         This EQUITY AND WARRANT AGREEMENT (this "Agreement"), dated as of July 31, 2002, is entered into among WellCare Holdings, LLC, a Delaware limited liability company (the "Company"), and Kiran C. Patel, M.D., Pradip C. Patel and Rupesh Shah, each a resident of the State of Florida (each a "Holder" and collectively the "Holders").

                                    RECITALS

         A. Reference is hereby made to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended from time to time (the "LLC Agreement").

         B. Pursuant to that certain Contribution and Warrant Purchase Agreement, dated as of the date hereof, between the Company and WellCare Acquisition Company, a wholly-owned subsidiary of the Company ("Buyer"), as of immediately prior to the effectiveness of this Agreement, Buyer has purchased from the Company, and the Company has sold to Buyer, the Warrants (as herein defined).

         C. Pursuant to that certain Purchase Agreement, dated as of May 17, 2002 (the "Purchase Agreement"), by and among Well Care HMO, Inc., HealthEase of Florida, Inc., Comprehensive Health Management, Inc., Comprehensive Health Management of Florida, L.C. (collectively, the "Well Care Group"). Buyer, the Holders and the other parties named therein, if any, each of the Holders is hereby being transferred warrants to acquire Class B Common Units (as such term is defined in the LLC Agreement) as partial consideration for the sale of such Holder's shares of capital stock of and/or other equity securities in the Well Care Group.

         D. In consideration of such transfer of warrants, each Holder agrees to abide by the obligations imposed under this Agreement.

         E. The execution and delivery of this Agreement by each Holder is a condition precedent to the obligation of the Company to consummate the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

         1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed thereto in the Purchase Agreement.

         2.       Warrants; Warrant Units.

                  (a) Grant of Warrants. The Company (on behalf of the Buyer) hereby transfers to the Holders warrants (collectively, the "Warrants") to purchase 6,861.111 Class B Common Units (the "Warrant Units") at an exercise price of $1,000 per Class B Common Unit

(the "Exercise Price"), which Warrants are allocated among the Holders as set forth on Schedule A attached hereto. The Warrants will be exercisable at any time during the period beginning on the date thirty (30) days after the date hereof and ending on the date ten years after the date hereof (the "Exercise Period").

                  (b) Termination of the Warrants. Any and all Warrants which have not been exercised as of immediately after the expiration of the Exercise Period shall immediately terminate and be canceled and may not be exercised thereafter under any circumstance.

                  (c) Procedure for Exercise. At any time during the Exercise Period, any Holder may exercise all (and not less than all) of the Warrants owned by such Holder by delivering written notice of exercise to the Company, together with payment in full of the aggregate Exercise Price of the Warrant Units being purchased. Payment of such Exercise Price shall be made in cash (by check, money order or wire transfer of immediately available funds) or by executing and delivering to the Company a Non-Recourse Promissory Note with a principal amount equal to such Exercise Price substantially in the form attached hereto as Exhibit A. In addition, in connection with any exercise of any Warrants, the applicable Holder will execute and deliver to the Company an appropriate joinder to the LLC Agreement as required by the LLC Agreement.

                  (d)      Net Issue Exercise.

                           (i) In lieu of exercising the Warrants on a cash basis pursuant to Section 2(c) hereof, any Holder may elect to exercise all (and not less than all) of the Warrants owned by such Holder during the Exercise Period on a net-issue basis by electing to receive the number of Warrant Units which are equal in value to the value of the Warrants owned by such Holder at the time of any such net-issue exercise, by delivering written notice of such net-issue exercise to the Company.

                           (ii) In the event that any Holder shall elect to exercise the Warrants owned by such Holder on a net-issue basis pursuant to this
                                    Section 2(d) the Company shall issue to such Holder the number of Warrants Units determined in accordance with the following formula:

                                                X   =   Y(A-B)
                                                        ------
                                                           A

                                    X    =   the number of Warrant Units to be
                                             issued to such Holder in connection
                                             with such net-issue exercise.

                                    Y    =   the aggregate number of Warrant
                                             Units which would be issued if such
                                             Holder exercised such Warrants on a
                                             cash basis pursuant to Section 2(c)
                                             hereof.

                                    A    =   the Fair Market Value of a Warrant
                                             Unit.

                                    B    =   the Exercise Price in effect as of
                                             the date of such net- issue
                                             exercise (as adjusted pursuant to
                                             the terms hereof).

                  (e) Fair Market Value. For purposes of Section 2(d) hereof, the term "Fair Market Value" of any Warrant Unit, as of any given date shall be the purchase price for such Warrant Unit which a willing buyer having all relevant knowledge would pay a willing seller for such Warrant Unit in an arm's-length transaction, as determined in good faith by the Company's board of directors (the "Board") in accordance with valuation procedures which the Board reasonably determines to be appropriate; provided, that (x) if such Fair Market Value is being determined in connection with an Initial Public Offering (as such term is defined in the LLC Agreement), then the offering price of such Initial Public Offering will be used by the Board to determine such Fair Market Value and (y) so long as such Warrant Unit is a Class B Common Unit, (i) the impact of
Section 10.2(b) of the LLC Agreement will be taken into account and (ii) except as otherwise provided in clause (i) above, all Common Units (as such term is defined in the LLC Agreement) shall be valued equally.

                  (f) Record Ownership of Warrant Units. The Warrant Units shall be deemed to have been issued, and the person in whose name any certificate or instrument representing Warrant Units shall be issuable upon the exercise of the Warrants (who shall be the person who owns the Warrants upon their exercise) shall be deemed to have become the holder of record of (and shall be treated for all purposes as the record holder of) the Warrant Units represented thereby, immediately prior to the close of business on the date upon which the Warrants are exercised in accordance with the terms hereof.

         3. Restricted Units. For purposes of this Agreement, the term "Restricted Units" means (i) all Class B Common Units or other equity securities of the Company (or its successors) issued upon the proper exercise of any Warrant and (ii) all equity securities issued with respect to the equity securities referred to in clause (i) above by way of stock or unit dividend or other distribution, or stock or unit split, or in connection with any combination of shares or units, or in connection with any recapitalization, merger, consolidation or other reorganization. The Restricted Units shall be subject to the restrictions described in this Agreement.

         4. Nontransferability. Neither any Warrants nor any Restricted Units may be assigned, sold, transferred, exchanged, given, devised, pledged, hypothecated or otherwise encumbered or disposed by any Holder, either voluntarily or involuntarily by operation of law (including any transfer pursuant to equitable distribution proceedings or pursuant to a divorce decree) during the Restricted Period, except as otherwise specifically provided in this
Section 4. The provisions of this Section 4 shall not apply to the transfer or re-transfer of any Warrants or Restricted Units by the Holder to or for the benefit of (a) any spouse, parent, child, grandchild or lineal descendant (including adopted children and step children) of the Holder (including trustee(s) of a trust for the benefit of the Holder or any of the foregoing) and
(b) any legal representative, devisee or heir of the Holder upon his death; provided, however, that in each such case all such transferees shall take such Warrants and/or Restricted Units subject to all restrictions, terms, and conditions of this Agreement and shall execute and deliver to the Secretary of the Company a written agreement, in form and substance reasonably satisfactory to the Company, to be bound by and comply with the provisions of this Agreement prior to acquiring such Warrants and/or Restricted Units, and there shall be no further transfer of such Warrants and/or Restricted Units except in accordance with this Agreement.

         5. Lapse of Restricted Period. The period during which the Warrants and the Restricted Units are subject to the restrictions set forth in
Section 4 hereof (the "Restricted Period") shall commence on the date hereof and shall lapse upon the closing of a public offering pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of common equity for the account of the Company (or any of its successors or subsidiaries as described in Section 12.16 of the LLC Agreement).

         6. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or common equity securities or other transaction which is effected in such a way that holders of Class B Common Units are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Class B Common Units is referred to herein as an "Organic Change." Except as otherwise provided herein, after the consummation of any Organic Change, to the extent applicable each Warrant for Warrant Units shall thereafter be exercisable for, rather than the applicable Warrant Units immediately theretofore acquirable and receivable upon exercise of such Warrant, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number and class of Warrant Units immediately theretofore acquirable and receivable upon exercise of such Warrant had such Organic Change not taken place. The Company shall provide each holder of any Warrant with written notice within five (5) days after the occurrence of any Organic Change, which notice shall describe in reasonable detail, such Organic Change and the effect of such Organic Change on the Warrants.

         7. Adjustment for Change in Class B Common Units. In the event of a recapitalization, reorganization or unit split, combination of units, consolidation or merger which affects the number of outstanding Class B Common Units, the Company shall, in order to prevent the dilution or enlargement of rights under any Warrant, make appropriate changes in the number and type of securities or other consideration covered by any unexercised Warrant which has not expired and its Exercise Price as the Company determines, in good faith, to be appropriate and equitable and shall promptly give notice, in reasonable detail, of such changes to each holder of Warrants.

         8. Rights as a Member. Except for the restrictions set forth herein, upon the issuance of Class B Common Units to a Holder upon the exercise of any Warrants, such Holder shall have all the rights and duties of a Member (as such term is defined in the LLC Agreement) with respect to the Class B Common Units owned by him, including, without limitation, the right to receive distributions made in respect of the Class B Common Units.

         9.       Certain Acknowledgments; Injunctive Relief.

                  (a) Each Holder acknowledges that the obligations of the Holders under this Agreement are reasonable and necessary to protect the Company and its legitimate business interests, notwithstanding any rights, powers or privileges that may be afforded to Members, whether by law, agreement or otherwise.

                  (b) Each Holder further acknowledges and agrees that the Company will be irreparably harmed and that damages alone cannot adequately compensate the Company in the event of the breach of any of the obligations of any Holder under this Agreement, and that injunctive relief against such Holder is essential for the protection of the Company. Each Holder therefore agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus attorneys' fees actually incurred for the securing of such relief, in any proceeding which may be brought to enforce any provision contained in Section 3 of this Agreement, without the necessity of proof of actual damages.

         10. Restrictive Legend. Any certificate issued to a Holder in respect of Restricted Units shall be registered in the name of such Holder and shall bear the following (or a similar) legend:

                  "THE VOTING, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF AN EQUITY AND WARRANT AGREEMENT BETWEEN WELLCARE HOLDINGS, LLC AND THE HOLDER OF RECORD OF THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF WELLCARE HOLDINGS, LLC."

         11. Issuance of New Certificates. To the extent applicable, upon the lapse of the Restricted Period the Company shall, if requested in writing by a Holder, issue or have issued new certificates without the legend described in
Section 10 of this Agreement in exchange for those previously issued.

         12.      General.

                  (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to any Holder to:

                           c/o Sandip I. Patel, Esq.
                           1408 North Westshore Boulevard, Suite 611
                           Tampa, FL 33607
                           Facsimile No.: (813) 289-8849

                  with a copy to:

                           Foley & Lardner
                           100 North Tampa Street, Suite 2700
                           Tampa, FL 33602-5804
                           Facsimile No.: (813) 221-4210
                           Attention: Martin A. Traber, Esq.

                  If to the Company to:

                           WellCare Holdings, LLC
                           67 East 11th Street, Suite 318
                           New York, NY 10003
                           Facsimile No.: (212) 388-1659
                           Attn: Todd Farha, Chief Executive Officer

                  with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           2100 Reston Parkway, Suite 203
                           Reston, VA 20191
                           Facsimile No.: (703) 621-3001
                           Attention: Thaddeus Bereday, Esq.

                                    and

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY 10022-4675
                           Facsimile No.: (212) 446-4900
                           Attention: W. Brian Raftery, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 12(a), be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 12(a), be deemed given upon facsimile confirmation, and (iii) if delivered by overnight courier to the address as provided in this Section 12(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 12(a)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (c) Amendments; Waiver. No modification or amendment of any provision of this Agreement shall be effective unless it is in a writing signed by the parties hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  (d) No Assignment; Binding Effect. Except as otherwise expressly set forth herein, neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors, heirs and assigns (including any successor entity to the Company).

                  (e) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  (f) Invalid provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  (h) Jurisdiction: Venue. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and each party hereby irrevocably accepts and consents to the exclusive personal jurisdiction of those courts for such purpose. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any state or federal court sitting in the city of New York and further irrevocably waives any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (i) Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

                  (j) Interpretation. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

                  (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company and each of the Holders have executed this Equity and Warrant Agreement as of the date first written above.

                                       WELLCARE HOLDINGS, LLC

                                       By /s/ Todd Farha
                                          --------------------------------------
                                          Todd Farha
                                          President and Chief Executive Officer

                                       /s/ Kiran C. Patel
                                       -----------------------------------------
                                       Kiran C. Patel, M.D.

                                       /s/ Pradip C. Patel
                                       -----------------------------------------
                                       Pradip C. Patel

                                       /s/ Rupesh Shah
                                       -----------------------------------------
                                       Rupesh Shah

                                   SCHEDULE A

                                     The Number of Class B Common
                                     Units that such Holders has the right
    Holder                           to purchase pursuant to the Warrants
    ------                           ------------------------------------
Kiran C. Patel, M.D.                               4,424.045
Pradip C. Patel                                    1,317.333
Rupesh Shah                                        1,119.733

   Total Warrant Units                             6,861.111

                                                                       EXHIBIT A

                          NON-RECOURSE PROMISSORY NOTE

_______________ ____, ______                                          $_________

                  [_______] (the "Maker"), for value received, hereby promises to pay to WellCare Holdings, LLC, a Delaware limited liability company (the "Company"), the principal amount of [________] on the date Maker (or the heirs, personal representatives or relatives of Maker) ceases to own any of the Restricted Units (as herein defined) (the "Maturity Date").

                  Pursuant to an Equity and Warrant Agreement, dated as of ________ ___, 2002 (the "Equity and Warrant Agreement"), between the Maker, the Company and the other parties named therein, the Maker has exercised certain of the Warrants (as such term is defined in the Equity and Warrant Agreement) and purchased [_______] Class B Common Units (as herein defined) (the "Purchased Units"). As permitted by the Equity and Warrant Agreement, the Maker has issued this Note to the Company as payment of the applicable Exercise Price (as such term is defined in the Equity and Warrant Agreement) by the Maker for the Purchased Units.

                  1. DEFINITIONS. For purposes of this Note, the following capitalized terms have the following meaning:

                  "Class B Common Units" means the Company's Class B Common Units (as such term is defined in the LLC Agreement).

                  "LLC Agreement" means the Company's Amended and Restated Limited Liability Company Agreement, dated as of ______ ___, 2002, as amended from time to time.

                  "Restricted Units" shall have the meaning given to such term in the Equity and Warrant Agreement, and shall include the Purchased Units.

                  2.       PAYMENT OF PRINCIPAL.

                  (a) SCHEDULED PAYMENT. The Maker will pay the entire unpaid principal amount of this Note on the Maturity Date.

                  (b) OPTIONAL PREPAYMENT. Subject to Section 3 hereof, the Maker may prepay the principal amount of this Note, in whole or in any $1,000 increment, at any time and from time to time.

                  (c)      MANDATORY PREPAYMENTS.

                  (i) Until such time as the principal amount of this Note is paid in full, if at any time any holder of Restricted Units originally held by the Maker sells or otherwise transfers any such Restricted Units, then, on the date of the consummation of such sale or transfer, the Maker shall be obligated, to the extent the Maker has obligations to the

         Company (or any of its successors) under this Note, to pay to the Company (or such successor) an amount equal to the gross proceeds received by such holder for the Restricted Units sold or otherwise transferred and such amount paid to the Company shall reduce the principal amount of this Note.

                  (ii) Until such time as the principal amount of this Note is paid in full, if the Company (or any of its successors) pays any distributions or dividends with respect to any Restricted Units originally held by the Maker, then, such distributions or dividends, as the case may be, shall be paid to the Company (or such successor) rather than to the holders of such Restricted Units, and such amount paid to the Company (or such successor) shall reduce the principal amount of this Note. Notwithstanding the foregoing, Tax Advances (as such term is defined in the LLC Agreement) distributed under Section
         7.3 of the LLC Agreement shall not be applied to reduce the principal amount of this Note.

                  3.       INTEREST. No interest shall accrue on this Note.

                  4.       EVENTS OF DEFAULT.

                  (a) DEFINITION. An "Event of Default" will be deemed to have occurred if the Maker fails to pay any amount of the principal on this Note as and when required pursuant to the terms hereof.

                  (b)      CONSEQUENCES OF EVENTS OF DEFAULT.

                  (i) If an Event of Default has occurred, then the aggregate principal amount of this Note will become immediately due and payable without any action on the part of the Company.

                  (ii) Notwithstanding anything to the contrary contained herein, the Company's sole remedy in the event of an Event of Default is to collect amounts due to the Company pursuant to Sections 2(c) hereof, and except for payment obligations pursuant to Sections 2(c) hereof, the Maker shall have no liabilities to the Company pursuant to this Note.

                  5. AMENDMENT AND WAIVER. None of the terms or provisions of this Note may be altered, modified or amended except by an instrument in writing, duly executed by the Company and the Maker. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                  6. CANCELLATION. After all principal at any time owed on this Note have been paid in full, this Note will be surrendered to the Maker for cancellation.

                  7. PAYMENTS. All cash payments to be made to the Company will be made in the lawful money of the United States of America in immediately available funds. Payments of principal in respect of this Note will be delivered to the Company at the Company's chief executive office.

                  8. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections of this Note are inserted for convenience only and do not constitute a part of this Note. This Note shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

                  9. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, then the payment will be due and payable on, and the time period will automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

                  10. SEVERABILITY. If any provision of this Note is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but such holding shall have no effect upon the enforceability of any other provision.

                  11.      GENERAL. This Note:

                  (a) constitutes the entire agreement among the parties with respect to the subject matter hereof;

                  (b) supersedes any and all prior understandings relating to such subject matter; and

                  (c) will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

                  12. WAIVER OF JURY TRIAL. THE MAKER (AND, BY ITS ACCEPTANCE OF THIS NOTE, THE COMPANY) HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

                                      *****

                  IN WITNESS WHEREOF, the Maker has executed and delivered this Non-Recourse Promissory Note as of the date specified above.

                                                 _______________________________
                                                 [MAKER]